UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   March 1, 2007

CHARTERMAC

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-13237                                                       13-3949418

(Commission File Number)   (IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (212) 317-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Bonuses and Long-Term Incentive Awards

On March 1, 2007, the Compensation Committee of the Board of Trustees of CharterMac (the “Registrant”) approved the 2006 bonuses and incentive compensation grants under the Registrant’s Amended and Restated Incentive Share Plan for the following executive officers of the Registrant: Marc D. Schnitzer, Chief Executive Officer and President; Robert L. Levy, Chief Financial Officer; and Alan P. Hirmes, Chief Operating Officer. The bonuses and awards are set forth in the following table:

Executive Officer	Cash Bonus	Value of Common Shares	Number of Common Shares
Marc Schnitzer	$750,000	$750,000	39,349
Robert Levy	$650,000	$250,000	13,116
Alan Hirmes	$750,000	$750,000	39,349

The effective date for the grants of common shares is March 1, 2007 (the “Effective Date”). All common shares granted to Mr. Schnitzer and Mr. Levy will vest over a three year period, with one third vesting on each of the first three anniversaries of the Effective Date. All common shares granted to Mr. Hirmes will be fully vested on the Effective Date pursuant to the terms of his employment agreement. The number of common shares issued to each executive officer was determined using a grant price of $19.06 per share which was the closing price of the Registrant’s common shares on the trading date prior to the Effective Date.

Item 9.01. Financial Statements and Exhibits

(a).	Financial Statements
Not Applicable.
(b).	Pro Forma Financial Information
Not Applicable.
(c).	Exhibits
None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CharterMac

(Registrant)

BY:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer

March 5, 2007